As filed with the Securities and Exchange Commission on January 21, 2005

                                                  Registration No. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  Nestor, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



         Delaware                                             13-3163744
-------------------------------                           -------------------
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)


400 Massasoit Avenue, Suite 200
East Providence, Rhode Island                                   02914-2020
----------------------------------------                        ----------
(Address of Principal Executive Offices)                        (Zip Code)


                     Nestor, Inc. 2004 Stock Incentive Plan
                     --------------------------------------
                            (Full Title of the Plan)


                               William B. Danzell
                             Chief Executive Officer
                                  Nestor, Inc.
                         400 Massasoit Avenue, Suite 200
                    East Providence, Rhode Island 02914-2020
                     (Name and Address of Agent For Service)

                                 (401) 434-5522
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

===================== ================== ==================== ==================== ==================
Title of Securities                       Proposed Maximum     Proposed Maximum
 to be  Registered        Amount to be    Offering Price Per   Aggregate Offering       Amount of
                        Registered(1)         Share                  Price          Registration Fee
--------------------- ------------------ -------------------- -------------------- ------------------
--------------------- ------------------ -------------------- -------------------- ------------------
Common Stock, $0.01
par value per share    4,500,000 shares        $7.23(2)         $32,535,000.00(2)       $3,829.37
===================== ================== ==================== ==================== ==================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the OTC Bulletin Board on January 14, 2005.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Item 1. Plan Information.

          The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

          Item 2. Registrant Information and Employee Plan Annual Information.

          The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3. Incorporation of Documents by Reference.

          The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

          (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

          (c) The description of the registrant's Common Stock, par value $.01 per share, contained in the registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by r eference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          Item 4. Description of Securities.

          Not applicable.

          Item 5. Interests of Named Experts and Counsel.

          Partridge Snow & Hahn LLP has opined as to the legality of the securities being offered by this registration statement. Benjamin M. Alexander, an employee of Partridge Snow & Hahn LLP, serves as Secretary to the registrant and its subsidiaries.

          Item 6. Indemnification of Directors and Officers.

          Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Nestor has included such a provision in its Amended and Restated Certificate of Incorporation.

          Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

          Article SIXTH of Nestor, Inc.'s Amended and Restated Certificate of Incorporation provides that Nestor shall indemnify to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, each person who may be indemnified by Nestor pursuant thereto.

          Article NINTH of Nestor,  Inc.'s  Amended and Restated  Certificate of
Incorporation provides that no director of Nestor shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or an amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit and further provides that neither the amendment nor repeal of Article NINTH, nor the adoption of any provision of the certificate of incorporation inconsistent with Article NINTH, shall eliminate or reduce the effect of Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for Article NINTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

          Article VII of Nestor, Inc.'s Amended By-Laws provide that Nestor shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Nestor to procure a judgment in its favor by reason of the fact that he is or was a director or officer of Nestor or is or was serving at the request of Nestor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, and (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Nestor), by reason of the fact that he is or was a director or officer of Nestor, or served at the request of Nestor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under subsections (a) through (e) of Section 145 of the General Corporation Law of the State of Delaware or the indemnification provisions of any successor statute. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Nestor has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

          Item 7. Exemption from Registration Claimed.

          Not applicable.

          Item 8. Exhibits.

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

          Item 9. Undertakings.

          1. ITEM 512(A) OF REGULATION S-K. The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Providence, State of Rhode Island on this 21st day of January, 2005.

                                        NESTOR, INC.

                                        By: /s/ William B. Danzell
                                           ----------------------------
                                           William B. Danzell
                                           Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

          We, the undersigned officers and directors of Nestor, Inc., hereby severally constitute and appoint William B. Danzell and Nigel P. Hebborn and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Nestor, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                        Title                       Date
       ---------                        -----                       ----


/s/ William B. Danzell         President                      January 21, 2005
---------------------------    Chief Executive Officer
William B. Danzell             Chairman of the
                                 Board of Directors
                               (Principal Executive Officer)


/s/ Claire M. Iacobucci        Treasurer and                  January 21, 2005
---------------------------    Chief Financial Officer
Claire M. Iacobucci            (Principal Financial and
                               Accounting Officer)


/s/ James S. Bennett           Director                       January 21, 2005
---------------------------
James S. Bennett


/s/ George L. Ball             Director                       January 21, 2005
---------------------------
George L. Ball


/s/ Albert H. Cox, Jr.         Director                       January 21, 2005
---------------------------
Albert H. Cox, Jr.

/s/ Terry E. Fields            Director                       January 21, 2005
---------------------------
Terry E. Fields


/s/ David N. Jordan            Director                       January 21, 2005
---------------------------
David N. Jordan


/s/ Robert G. Flanders, Jr.    Director                       January 21, 2005
---------------------------
 Robert G. Flanders, Jr.


/s/ William J. Gilbane, Jr.    Director                       January 21, 2005
---------------------------
 William J. Gilbane, Jr.


/s/ Donald R. Sweitzer         Director                       January 21, 2005
---------------------------
 Donald R. Sweitzer

                                INDEX TO EXHIBITS


Number                       Description
-----                        -----------

4.1 Specimen Certificate for shares of Common Stock, $.01 par value, of the Registrant filed as Exhibit 4.1 to the Company's Registration Statement on Form S-2 (File No. 333-108432), filed September 2, 2003, is hereby incorporated herein by reference.

5.1                 Opinion  of  Partridge  Snow  &  Hahn  LLP,  counsel  to the
                    Registrant

23.1                Consent of Carlin, Charron & Rosen LLP

23.2                Consent of Ernst & Young LLP

23.3                Consent of Partridge Snow & Hahn LLP
                    (included in Exhibit 5.1)

24.1 Power of attorney (included on the signature pages of this registration statement)